Exhibit 23.1
                                                                   -------------


                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------



     We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-82666) and related prospectus pertaining to the Dividend Reinvestment Plan of Hersha Hospitality Trust and Subsidiaries ("HHT") of our reports dated March 8, 2002, with respect to the financial statements and financial statement schedule of HHT and Hersha Hospitality Management LP included in this Annual Report on Form 10-K for the year ended December 31, 2001.




                                            MOORE  STEPHENS,  P.C.
                                            Certified  Public  Accountants


New York,  New York
March 29, 2002


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